Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-30847, 333-57952, 333-101233 and 333-107111 on Form S-8, and in Registration Statement No. 333-101232 on Form S-3 of our reports dated March 7, 2006 (February 3, 2007as to note 5 and the effects of the restatement discussed in note 17) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in note 17)relating to the financial statements and financial statement schedule of Epiq Systems, Inc. and our report relating to management’s report on the effectiveness of internal control over financial reporting dated March 7, 2006 (February 3, 2007 as to the effects of the material weakness described in management’s report) (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting), appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of Epiq Systems, Inc. for the year ended December 31, 2005.

/s/   DELOITTE & TOUCHE LLP

Kansas City, Missouri
February 7, 2007